UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): November 6, 2012

Imation Corp.
(Exact name of registrant as specified in its charter)

DELAWARE	1-14310	41-1838504
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)
1 IMATION WAY OAKDALE, MINNESOTA	55128
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(651) 704-4000
None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)       On November 6, 2012, Glen A. Taylor resigned from Imation’s Board of Directors. Mr. Taylor had been a director of Imation since May 2000 and served as a member of the Company’s Compensation Committee and Nominating and Governance Committee. Mr. Taylor’s resignation from the Board of Directors was for personal reasons and was not the result of any disagreement with the Company on any matters relating to the Company’s operations, policies or practices.

(d)       On November 8, 2012, the Board of Directors of Imation Corp. (the “Company”) elected Theodore Bunting, Jr. and William LaPerch as Class II members of the Board of Directors, effective as of November 8, 2012, with a term expiring at the annual meeting of shareholders to be held in 2013. Mr. Bunting will serve on the Audit & Finance and Compensation Committees of the Board of Directors.   Mr. LaPerch will serve on the Audit & Finance and Compensation Committees of the Board of Directors.

Mr. Bunting has been the Group President, Utility Operations, Entergy Corporation (an integrated energy company engaged primarily in electric power production and retail distribution operations) since June 2012. From August 2007 to May 2012, he served as Senior Vice President and Chief Accounting Officer for Entergy Corporation and its subsidiaries. Prior to that, he held numerous executive positions within Entergy Corporation.  He is also a certified public accountant.  Mr. Bunting brings to our Board his experience as a financial leader with significant depth and breadth of knowledge in dealing with complex financial and accounting matters for public companies as well as broad managerial expertise.

Mr. LaPerch was the Chief Executive Officer, President and Director of AboveNet, Inc. (a leading provider of high bandwidth connectivity solutions for businesses and carriers) from January 2004 to July of 2012.  Prior to that, he served as AboveNet’s Senior Vice President of Operations.  Prior to AboveNet, Mr. LaPerch served in executive management positions at MCI Telecommunications (a global business and residential communications company) and NYNEX Corporation (a regional telephone holding company).  Mr. LaPerch brings to our Board his extensive experience operations and strategic planning, turnaround and rapid-change environments, organic business growth and cloud infrastructure.

Messrs. Bunting and LaPerch will be compensated for their service on the Board of Directors pursuant to the Company’s Director Compensation Program, as amended, a copy of which is filed as Exhibit 10.1 to the Company’s Form 10-Q for the quarter ended June 30, 2012 and incorporated herein by reference. Other than as described herein, there are no arrangements or understandings between either Mr. Bunting or Mr. LaPerch and any other persons pursuant to which either Mr. Bunting or Mr. LaPerch was selected as Directors of the Company. Neither Mr. Bunting nor Mr. LaPerch have any direct or indirect material interest in any currently proposed transaction to which the Company is to be a participant in which the amount involved exceeds $120,000, nor has Mr. Bunting or Mr. LaPerch had a direct or indirect material interest in any such transaction since the beginning of the Company’s last fiscal year.

A press release, dated November  13, 2012, announcing Messrs. Bunting and. LaPerch’s election as Directors is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

       (d) Exhibits
       99.1 Press release dated November 13, 2012 announcing Mr. Bunting’s and Mr. LaPerch’s election to the Board of Directors

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Imation Corp.
(REGISTRANT)

Date:	November 13, 2012	By:	/s/ John P. Breedlove
John P. Breedlove
Vice President, General Counsel

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press release dated November 13, 2012 announcing Mr. Bunting’s and Mr. LaPerch’s election to the Board of Directors